UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND VIII, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-19139	59-2963338
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund VIII, Ltd. (“the Partnership”) identified for sale and sold its properties in Brandon, Florida and Tiffin, Ohio. In addition, during the nine months ended September 30, 2004, the sales contract related to the property in San Antonio, Texas owned by CNL Restaurant Investments II, in which the Partnership has a 36.8% interest and accounts for under the equity method, was terminated and the property is no longer identified for sale.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, Asheville Joint Venture, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 sale of the properties listed above as discontinued operations and the impact of the San Antonio, Texas property no longer being identified for sale during 2004 as continuing operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, expenses and the aggregate gain from the sale of the properties listed above as income from discontinued operations and revenues and expenses related to the San Antonio, Texas property as income from continuing operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interest in Asheville Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the sale and identification for sale of properties and the reclassification to continuing operations as required by FAS 144 once a property is no longer identified for sale and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15(a)(1) and 15(a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the properties identified for sale during 2004 as discontinued operations and to reflect the property no longer identified for sale during 2004 as continuing operations and to account for the Partnership’s interest in Asheville Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-13

Financial Statements and Financial Statement Schedules	13-39

Signatures	40

Item 6.	Selected Financial Data

	2003	2002	2001	2000	1999
Year ended December 31:
Continuing Operations (3):
Revenues	$2,826,143	$2,754,717	$2,765,699	$2,984,641	$3,012,994
Equity in earnings unconsolidated joint ventures	385,678	595,837	338,623	269,266	223,441
Income from continuing operations (1)	2,472,005	2,591,473	2,044,214	3,288,573	2,518,428
Discontinued Operations (3):
Revenues	199,398	254,311	306,127	313,977	304,198
Income from discontinued operations and gain on disposal of discontinued operations (2)	(39,379)	505,679	292,332	298,598	291,636
Net income	2,432,626	3,097,152	2,336,546	3,587,171	2,810,064
Net income per Unit:
Continuing operations	$0.071	$0.074	$0.060	$0.094	$0.072
Discontinued operations	(0.001)	0.014	0.007	0.008	0.008

Total	$0.070	$0.088	$0.067	$0.102	$0.080

Cash distributions declared (4)	$3,150,004	$3,325,004	$3,150,004	$3,150,004	$3,150,004
Cash distributions declared per Unit	0.090	0.095	0.090	0.090	0.090
At December 31:
Total assets	$30,241,207	$31,054,580	$31,092,923	$31,952,683	$31,601,347
Total partners’ capital	28,993,846	29,711,224	29,939,076	30,752,534	30,315,367

(1)	Income from continuing operations for the year ended December 31, 2001 includes $299,479 from provisions for write-down of assets. Income from continuing operations for the year ended December 31, 2001 and 2000, includes $28,301 and $612,693, respectively, from gain on sale of assets.

(2)	The year ended December 31, 2003 includes a provision for write-down of assets of $208,137. The year ended December 31, 2002 includes a gain on disposal of discontinued operations of $279,813.

(3)	Certain items in prior years’ financial data have been reclassified to conform to 2003 presentation. These reclassifications had no effect on net income. The results of operations relating to properties that were either disposed of or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations.

(4)	Distributions for the year ended December 31, 2002, include special distributions to the Limited Partners for a total of $175,000 which represented cumulative excess operating reserves.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on August 18, 1989, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), which are leased primarily to operators of selected national and regional fast-food restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessee generally responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $49,200 to $251,500. The majority of the leases provide for percentage rent, based on sales in excess of a specified amount. In addition, some of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase.

The Partnership owned 26 Properties directly as of December 31, 2003 and 2002 and 13 Properties indirectly through joint venture or tenancy in common arrangements as of December 31, 2003 and 2002. The Partnership owned 24 Properties directly and 13 Properties indirectly through joint venture or tenancy in common arrangements as of December 31, 2001.

Capital Resources

For the years ended December 31, 2003, 2002, and 2001, cash from operating activities was $3,492,120, $3,362,688, and $3,202,871, respectively. The increase in cash from operating activities during the year ended December 31, 2003, as compared to the previous year, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses. The increase in cash from operating activities in 2002, as compared to the previous year, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of receivables and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

In March 2001, Middleburg Joint Venture, in which the Partnership owned a 12.46% interest, sold its Property to the tenant in accordance with the option under its lease agreement to purchase the Property, for $1,900,000, and recorded a loss of approximately $61,900. Middleburg Joint Venture was dissolved in accordance with the joint venture agreement and no gain or loss on the dissolution of the joint venture was recorded. As a result, the Partnership received approximately $236,700 as a return of capital for its pro-rata share of the net sales proceeds. In April 2001, the Partnership reinvested $211,200 in another joint venture arrangement, CNL VIII, X, XII Kokomo Joint Venture, with CNL Income Fund X, Ltd. and CNL Income Fund XII, Ltd., Florida limited partnerships and affiliates of the General Partners. The joint venture acquired a Property from CNL BB Corp., an affiliate of the General Partners, who had purchased and temporarily held title to this Property in order to facilitate the acquisition of the Property by the joint venture.

In May 2001, the Partnership sold its Property in Statesville, North Carolina, and received net sales proceeds of $877,000, resulting in a gain of approximately $28,300. In June and July 2001, the Partnership reinvested $232,300 and $422,500 of these sales proceeds in two additional Properties, Walker, Louisiana and Denver, Colorado, as two separate tenancy in common arrangements with Florida limited partnerships and affiliates of the General Partners.

In September 2001, the borrower of two promissory notes accepted in 1999 in connection with the sale of two of the Partnership’s Properties, prepaid the total outstanding principal balance of approximately $441,500.

In January 2002, the Partnership reinvested the other portion of the net sales proceeds it received from the sale of the Property in Statesville, North Carolina, and the prepaid principal received in 2001, in a Denny’s Property located in Ontario, Oregon, at an approximate cost of $654,400.

In May 2002, the borrower relating to a promissory note accepted in 1996 in connection with the sale of one of the Partnership’s Properties repaid the outstanding principal of approximately $917,900. In September 2002, the Partnership reinvested the prepaid principal in a Property located in Eden Prairie, Minnesota, at an approximate cost of $1,093,900. The Property was acquired from CNL Net Lease Investors, L.P. (“NLI”). During 2002, and prior to the Partnership’s acquisition of this property, CNL Financial LP Holding, LP (“CFN”) and CNL Net Lease

Investors GP Corp. (“GP Corp”) purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s General Partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The Partnership acquired the property at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the property. Each CNL entity is an affiliate of the Partnership’s General Partners.

In May 2002, the Partnership also sold its property in Baseball City, Florida to the tenant and received net sales proceeds of approximately $1,184,600 resulting in a gain on disposal of discontinued operations of approximately $279,800. In June 2002, the Partnership reinvested the majority of the net sales proceeds it received from the sale of this Property in a Taco Cabana Property located in Denton, Texas, at an approximate cost of $1,147,600. In June 2002, CNL Restaurant Investments II, in which the Partnership owns a 36.8% interest, sold its Property in Columbus, Ohio to the tenant and received net sales proceeds of approximately $1,215,700, resulting in a gain of approximately $448,300. The joint venture used the proceeds from the sale of the property in Columbus, Ohio to acquire a property in Dallas, Texas at an approximate cost of $1,147,400. The Partnership acquired the Property in Denton, Texas and the joint venture acquired the property in Dallas, Texas from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership and the joint venture. The purchase price paid by the Partnership and the joint venture represented the costs incurred by CNL Funding 2001-A, LP to acquire the Properties.

In addition in June 2002, CNL Restaurant Investments II also sold its property in Pontiac, Michigan to the tenant and received net sales proceeds of approximately $722,600 resulting in a loss of $189,800. The tenant exercised its option to purchase the Property under the terms of the lease. The Partnership received approximately $265,900 representing a return of capital for its pro-rata share of the uninvested net sales proceeds relating to the Property in Pontiac, Michigan. In August 2002, the Partnership reinvested $188,300 of the return of capital to acquire a Property in Kenosha, Wisconsin, as tenants-in-common, with CNL Income Fund XVII, Ltd., a Florida limited partnership and an affiliate of the General Partners. The Partnership and the affiliate of the General Partners entered into an agreement whereby each co-tenant will share in the profits and losses of each property in proportion to its applicable percentage interest.

In September 2002, the Partnership, as tenants-in-common with CNL Income Fund IX, Ltd., an affiliate of the General Partners, sold its Property in Libertyville, Illinois, to a third party and received net sales proceeds of approximately $1,630,400 resulting in a gain of approximately $199,300. The Partnership owned a 66% interest in this Property. The Partnership and the affiliate of the General Partners, under a new tenancy in common arrangement, used the liquidating distribution from the sale of the Property to acquire a property in Buffalo Grove, Illinois at an approximate cost of $1,588,800. The Property was acquired from NLI during 2002, and prior to the Partnership’s acquisition of this property, CFN and GP Corp purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s General Partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The Partnership acquired the Property at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the Property. Each CNL entity is an affiliate of the Partnership’s General Partners.

In March 2004, the Partnership entered into an agreement to provide temporary and partial rent relief to a tenant who is experiencing liquidity difficulties. The Partnership anticipates lowering rent over the next twelve months on the one lease the tenant has with the Partnership will provide the necessary relief to the tenant. Rental payment terms go back to the original terms starting with the thirteenth month. The deferred rent is due in equal monthly payments beginning January 2005 and continuing for 60 months thereafter. The General Partners do not believe that this temporary decline in cash flows will have a material adverse effect on the operating results of the Partnership.

None of the Properties owned by the Partnership, or the joint venture or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners. The Partnership will not borrow under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. In addition, the Partnership will not borrow unless it first obtains an opinion of counsel that such borrowing will not constitute acquisition indebtedness. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,709,779 in cash and cash equivalents, as compared to $1,573,585 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit accounts at commercial banks, money market accounts and certificates of deposit with less than a 90-day maturity date. As of December 31, 2003, the average interest rate earned on the rental income deposited was less than one percent annually. The funds remaining at December 31, 2003, after the payment of distributions and other liabilities will be used to fund additional construction costs and to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because all leases of the Partnership’s Properties are generally on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on cash from operations, the Partnership declared distributions to the Limited Partners of $3,150,004, $3,325,004 and $3,150,004 for the years ended December 31, 2003, 2002, and 2001, respectively. This represents distributions of $0.09, $0.10, and $0.09 per Unit for the years ended December 31, 2003, 2002, and 2001, respectively. During the quarter ended December 31, 2002, the Partnership declared a special distribution to the Limited Partners of $175,000, which represented cumulative excess operating reserves. This special distribution was effectively a return of a portion of the Limited Partners’ investment, although in accordance with the partnership agreement, the total amount was applied toward the Limited Partners’ 10% Preferred Return. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002 and 2001 are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $12,655 and $14,353, respectively, to affiliates for such amounts as operating expenses and accounting and administrative services. As of March 12, 2004, the Partnership had reimbursed the affiliates all such amounts. In addition, as of December 31, 2003, the Partnership had incurred $55,050 in real estate disposition fees due to an affiliate as a result of services in connection with the sale of several Properties. The payment of such fees is deferred until the Limited Partners have received the sum of their 10% Preferred Return and their adjusted capital contributions. Other liabilities, including distributions payable, decreased to $967,519 at December 31, 2003, from $1,056,503 at December 31, 2002. The decrease was primarily a result of the payment of a special distribution to the limited partners during the year ended December 31, 2003, which was accrued at December 31, 2002. The decrease was partially offset by an increase in rents paid in advance and deposits at December 31, 2003. The special distribution of $175,000 represented accumulated, excess operating reserves. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Accounting Standard No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities periodically for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”). Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property, within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of the year ended December 31, 2003 to the year ended December 31, 2002.

Rental revenues from continuing operations were $2,745,627 for the year ended December 31, 2003 as compared to $2,601,941 in the same period in 2002. The increase in rental revenues during 2003, as compared to the same period in 2002, was the result of the 2002 acquisition of three Properties located in Ontario, Oregon, Denton, Texas, and Eden Prairie, Minnesota using proceeds from the 2001 and 2002 sales of Properties in Statesville, North Carolina and Baseball City, Florida, respectively, and the proceeds received from the collection of promissory notes during 2001 and 2002 in connection with Properties sold in previous years.

During the years ended December 31, 2003 and 2002, the Partnership also earned $71,888 and $88,664, respectively, in contingent rental income.

During the years ended December 31, 2003 and 2002, the Partnership earned $385,678 and $595,837, respectively, attributable to the net income earned by unconsolidated joint ventures. Net income earned by unconsolidated joint ventures was higher during the year ended December 31, 2002, because CNL Restaurant Investments II, in which the Partnership owns a 36.8% interest, sold its Property in Columbus, Ohio, in June 2002, to the tenant resulting in a gain of approximately $448,300. CNL Restaurant Investments II also sold, in June 2002, its Property in Pontiac, Michigan to the tenant resulting in a loss of approximately $189,800. The Partnership recognized its pro-rata share of the net gain resulting from these sales.

Net income earned by unconsolidated joint ventures was also higher during the year ended December 31, 2002, because the Partnership, as tenants-in-common with CNL Income Fund IX, Ltd., an affiliate of the general partners and a Florida limited partnership, sold its Property in Libertyville, Illinois, in September 2002, to a third party resulting in a gain of approximately $199,300. The Partnership owned a 66% interest in this Property. The Partnership recognized its pro-rata share of the gain from this sale, as described below.

The decrease in net income earned by unconsolidated joint ventures during the year ended December 31, 2003 was partially offset because, in 2002, the Partnership invested in two Properties, one in Kenosha, Wisconsin and the other in Buffalo Grove, Illinois; each as a separate tenancy in common arrangement with an affiliate of the General Partners and a Florida limited partnership. The Partnership acquired these Properties using a portion of the return of capital received from CNL Restaurant Investments II from its sale of the Property in Pontiac, Michigan, and a portion of the net proceeds received from the sale of the Partnership’s Property in Libertyville, Illinois, which the Partnership held as a tenancy in common.

During 2003, two lessees (or groups of affiliated lessees) of the Partnership and its consolidated joint ventures, Golden Corral Corporation, and the affiliated entities under common control, Carrols Corporation and Texas Taco Cabana (hereinafter referred to as “Carrols Corporation”), each contributed more than ten of percent of total rental revenues (including rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from Properties owned by unconsolidated joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). As of December 31, 2003, Golden Corral Corporation was the lessee under leases relating to five restaurants, and Carrols Corporation was the lessee under leases relating to seven restaurants. It is anticipated that, based on the minimum rental payments required by the leases, these two lessees (or groups of affiliated lessees) each will continue to contribute more than ten percent of total rental revenues in 2004. In addition, two Restaurant Chains, Golden Corral Buffet and Grill (“Golden Corral”) and Burger King, each accounted for more than ten percent of total rental revenues in 2003 (including rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from Properties owned by unconsolidated joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). In 2004, it is anticipated that these two Restaurant Chains each will continue to account for more than ten percent of total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

During the years ended December 31, 2003 and 2002, the Partnership also earned $8,628 and $64,112, respectively, in interest and other income, respectively. The decrease in interest and other income during the year ended December 31, 2003, was primarily due to a reduction in interest income as a result of the collection, during 2002, of the principal balance on a mortgage note of approximately $917,900. The proceeds were reinvested in 2002 in a Property in Eden Prairie, Minnesota.

Operating expenses, including depreciation expense were $717,676 and $737,096 for the years ended December 31, 2003 and 2002, respectively. The decrease in operating expenses during 2003, as compared to 2002, was due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties and a decrease in property related expenses because the Partnership elected to reimburse the tenant of several Golden Corral Properties for certain renovation costs during 2002. The decrease was partially offset by an increase in depreciation expense due to the acquisition of three Properties in 2002 and an increase in state tax expense relating to several states in which the Partnership conducts business.

During the year ended December 31, 2002, the Partnership identified and sold the Property in Baseball City, Florida, the results of which are classified as discontinued operations in the accompanying financial statements. In May 2002, the Partnership sold this Property resulting in a gain of approximately $279,800. The Partnership recognized net rental income (rental revenues less Property related expenses) of $55,304 during the year ended December 31, 2002 relating to this Property.

The Partnership recognized a loss from discontinued operations (rental revenues less property related expenses and provision for write-down of assets) of $39,379 during the year ended December 31, 2003 relating to two Properties that were identified for sale during the nine months ended September 30, 2004. During 2003, the Partnership recorded a provision for write-down of assets of approximately $208,000 relating to the Property in Brandon, Florida, because the tenant of this Property, Brandon Fast Food Services, Inc., filed for bankruptcy in during 2002. The provision represented the difference between the Property’s net carrying value and it estimated fair value. The Partnership recognized income from discontinued operations (rental revenues less property related expenses and provision for write-down of assets) of $170,562 during the year ended December 31, 2002. The financial results for these Properties are reflected as Discontinued Operations in the accompanying financial statements.

In October 2003, CNL Restaurant Investments II, in which the Partnership owns a 36.80% interest, entered into negotiations with a third party to sell the property in San Antonio, Texas. As a result, the joint venture reclassified the assets relating to this property from land and building on operating leases to real estate held for sale. The property was recorded at the lower of its carrying amount or fair value less cost to sell. In addition, the joint venture stopped recording depreciation upon identifying the property as held for sale. In 2004, the contract was terminated. The financial results for the Property in San Antonio, Texas, are included as income from continuing operations in the condensed financial information for unconsolidated joint ventures.

During 2002, CNL Restaurant Investments II, in which the Partnership owns a 36.8% interest, identified and sold two Properties in Columbus, Ohio and Pontiac, Michigan. In June 2002, the joint venture sold its property in Columbus, Ohio to the tenant and received net sales proceeds of approximately $1,215,700 resulting in a gain of approximately $448,300. In addition in June 2002, this joint venture sold its property in Pontiac, Michigan to the tenant and received net sales proceeds of approximately $722,600 resulting in a loss of $189,800. The joint venture used the proceeds from the sale of the property in Columbus, Ohio to acquire a property in Dallas, Texas. The Partnership received approximately $265,900 representing a return of capital for its pro-rata share of the uninvested net sales proceeds relating to the Property in Pontiac, Michigan. In August 2002, the Partnership reinvested a portion of the return of capital in a Property in Kenosha, Wisconsin as tenants-in-common with a Florida limited partnership and an affiliate of the General Partners.

In addition, during 2002, the Partnership, as tenants-in common with CNL Income Fund IX, Ltd., an affiliate of the general partners, identified and sold the Property in Libertyville, Illinois, to a third party and received net sales proceeds of approximately $1,630,400 resulting in a gain of approximately $199,300. The Partnership owned a 66% interest in this property. The Partnership and CNL IX, as a new tenancy in common arrangement, used the liquidating distribution from the sale of the property to acquire a property in Buffalo Grove, Illinois.

The financial results of the Properties in Columbus, Ohio; Pontiac, Michigan; and Libertyville, Illinois, were reported as Discontinued Operations in the combined condensed financial information for the unconsolidated joint ventures and the properties held as tenants-in-common presented in the footnotes to the accompanying financial statements.

Comparison of the year ended December 31, 2002 to the year ended December 31, 2001

Rental revenues from continuing operations were $2,601,941 for the year ended December 31, 2002 as compared to $2,428,390 in the same period in 2001. The increase in rental revenues from continuing operations during 2002, as compared to the same period in 2001, was primarily due to the fact that in 2002 the Partnership reinvested the net proceeds from the 2001 and 2002 sales of Statesville, North Carolina and Baseball City, Florida and the prepaid principal received in 2001 and 2002, in three Properties located in Ontario, Oregon, Denton, Texas, and Eden Prairie, Minnesota. The increase in rental revenues during 2002 was partially offset by the sale of a Property in 2001.

Also, during 2001, the tenant of the Property in North Fort Myers, Florida, vacated the Property and ceased making rental payments on this Property. As a result, the Partnership stopped recording rental revenues relating to this Property. The lease was terminated in July 2001. In September 2001, the Partnership entered into a new lease with a new tenant for this Property for which rental payments are lower than rents due under the previous lease; therefore, the Partnership expects that rental revenues from continuing operations in future periods will remain at reduced amounts. However, the General Partners do not anticipate that any decrease in rental revenues from continuing operations relating to the new lease will have a material adverse affect on the Partnership’s financial position or results of operations.

During the years ended December 31, 2002 and 2001, the Partnership also earned $88,664 and $74,926, respectively, in contingent rental income.

During the years ended December 31, 2002 and 2001, the Partnership earned $595,837 and $338,623, respectively, attributable to the net income earned by unconsolidated joint ventures. The increase in operating results reported by unconsolidated joint ventures during 2002, was because the Partnership, as tenants-in-common with CNL Income Fund IX, Ltd., an affiliate of the General Partners, sold its property in Libertyville, Illinois, to a third party and received net sales proceeds of approximately $1,630,400 resulting in a gain of approximately $199,300. The Partnership owned a 66% interest in this property. The Partnership recognized its pro-rata share of the net gain resulting from this sale.

In addition, CNL Restaurant Investments II, in which the Partnership owns a 36.8% interest, sold its property in Columbus, Ohio to the tenant and received net sales proceeds of approximately $1,215,700 resulting in a gain of approximately $448,300. CNL Restaurant Investments II, also sold its property in Pontiac, Michigan to the tenant and received net sales proceeds of approximately $722,600 resulting in a loss of $189,800. The Partnership recognized its pro-rata share of the net gain resulting from these sales.

Net operating results reported by unconsolidated joint ventures also increased during 2002, because in both 2002 and 2001, the Partnership invested in a joint venture and in four Properties, each as a separate tenants-in-common arrangement, with Florida limited partnerships and affiliates of the General Partners. In addition, net operating results reported by unconsolidated joint ventures were lower in 2001 because Middleburg Joint Venture sold its Property and recognized a loss of approximately $61,900.

During the years ended December 31, 2002 and 2001, the Partnership also earned $64,112 and $262,383, respectively, in interest and other income. The decrease in interest and other income during 2002 was partially due to a reduction in interest income as a result of the prepayment of principal on two mortgage notes of approximately $441,500 during 2001, and the prepayment of principal on a third mortgage note of approximately $917,900 during 2002. The proceeds were reinvested in 2002 in a Property in Eden Prairie, Minnesota. During 2001, the Partnership received and recorded as income additional amounts relating to a settlement from the Florida Department of Transportation for a right-of-way taking relating to a parcel of land on its Property in Brooksville, Florida. No such income was received during 2002.

Operating expenses, including depreciation expense and provision for write-down of assets, were $737,096 and $1,066,641 for the years ended December 31, 2002 and 2001, respectively. Operating expenses were higher during 2001, primarily as a result of the recording of provisions for write-down of assets in the amounts of $181,815 and $117,664, relating to the Properties in North Fort Myers, Florida, and Statesville, North Carolina because the tenants ceased operations and vacated the Properties. The provisions represented the difference between the carrying value of the Properties, and their estimated fair value. The Partnership also incurred expenses such as, real estate taxes, legal, and repairs and maintenance, relating to the Property in North Fort Myers, Florida during 2001. In September 2001, the Partnership entered into a new lease with a new tenant for the Property in North Fort Myers, Florida, and the new tenant is responsible for the property expenses.

In addition, the decrease in operating expenses during 2002 was due to lower administrative expenses incurred for servicing the Partnership and its Properties and due to a decrease in state taxes. The decrease in operating expenses during 2002 was partially offset by an increase in depreciation expense due to the purchase of three Properties during 2002 and the fact that during 2001, the Partnership reclassified the lease relating to the Property in North Fort Myers, Florida from direct financing leases to operating leases as a result of the tenant vacating the Property.

The decrease in operating expenses during 2002 was partially offset by higher property expenses in 2002 because the Partnership elected to reimburse the tenant of several restaurant properties for certain renovation costs.

In May 2002, the Partnership sold its property in Baseball City, Florida to the tenant and received net sales proceeds of approximately $1,184,600, resulting in a gain on disposal of discontinued operations of approximately $279,800. The partnership identified this property for sale during 2002.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $170,562 and $198,771 during the years ended December 31, 2002 and 2001, respectively, relating to its Properties in Tiffin, Ohio and Brandon, Florida that were identified for sale during the nine months ended September 30, 2004. The financial results for these Properties are reflected as Discontinued Operations in the accompanying financial statements.

The Property in Statesville, North Carolina was sold in May 2001, and the Partnership received net sales proceeds of approximately $877,000 resulting in a gain of approximately $28,300.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, Asheville Joint Venture, which was accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entity being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund VIII, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund VIII, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No.46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1, Note 4, and Note 6 as to which the date is December 2, 2004

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$18,552,294	$18,968,903
Net investment in direct financing leases	4,351,840	4,559,231
Investment in joint ventures	3,912,953	3,957,235
Cash and cash equivalents	1,709,779	1,573,585
Certificates of deposit	385,718	382,249
Receivables, less allowance for doubtful accounts of $15,033 and $9,084, respectively	44,739	75,583
Due from related parties	—	6,637
Accrued rental income	1,192,955	1,443,910
Other assets	90,929	87,247

	$30,241,207	$31,054,580

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$9,203	$3,622
Escrowed real estate taxes payable	10,743	3,207
Distributions payable	787,501	962,501
Due to related parties	67,705	69,403
Rents paid in advance and security deposits	160,072	87,173

Total liabilities	1,035,224	1,125,906
Minority interest	212,137	217,450
Partners’ capital	28,993,846	29,711,224

	$30,241,207	$31,054,580

See accompanying notes to financial statements.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,247,376	$2,081,745	$1,853,077
Earned income from direct financing leases	498,251	520,196	575,313
Contingent rental income	71,888	88,664	74,926
Interest and other income	8,628	64,112	262,383

	2,826,143	2,754,717	2,765,699

Expenses:
General operating and administrative	254,084	283,743	344,768
Property related	13,594	55,719	42,785
State and other taxes	45,737	30,446	54,965
Depreciation	404,261	367,188	324,644
Provision for write-down of assets	—	—	299,479

	717,676	737,096	1,066,641

Income before gain on sale of assets, minority interest and equity in earnings of unconsolidated joint ventures	2,108,467	2,017,621	1,699,058
Gain on sale of assets	—	—	28,301
Minority interest	(22,140)	(21,985)	(21,768)
Equity in earnings of unconsolidated joint ventures	385,678	595,837	338,623

Income from continuing operations	2,472,005	2,591,473	2,044,214

Discontinued Operations
Income (Loss) from discontinued operations	(39,379)	225,866	292,332
Gain on disposal of discontinued operations	—	279,813	—

	(39,379)	505,679	292,332

Net income	$2,432,626	$3,097,152	$2,336,546

Income per limited partner unit
Continuing operations	$0.071	$0.074	$0.060
Discontinued operations	(0.001)	0.014	0.007

Total	$0.070	$0.088	$0.067

Weighted average number of limited partner units outstanding	35,000,000	35,000,000	35,000,000

See accompanying notes to financial statements.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002, and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$285,349	$35,000,000	$(32,484,652)	$31,965,837	$(4,015,000)	$30,752,534
Distributions to limited partners ($0.090 per limited partner unit)	—	—	—	(3,150,004)	—	—	(3,150,004)
Net income	—	—	—	—	2,336,546	—	2,336,546

Balance, December 31, 2001	1,000	285,349	35,000,000	(35,634,656)	34,302,383	(4,015,000)	29,939,076
Distributions to limited partners ($0.095 per limited partner unit)	—	—	—	(3,325,004)	—	—	(3,325,004)
Net income	—	—	—	—	3,097,152	—	3,097,152

Balance, December 31, 2002	1,000	285,349	35,000,000	(38,959,660)	37,399,535	(4,015,000)	29,711,224
Distributions to limited partners ($0.090 per limited partner unit)	—	—	—	(3,150,004)	—	—	(3,150,004)
Net income	—	—	—	—	2,432,626	—	2,432,626

Balance, December 31, 2003	$1,000	$285,349	$35,000,000	$(42,109,664)	$39,832,161	$(4,015,000)	$28,993,846

See accompanying notes to financial statements.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net Income	$2,432,626	$3,097,152	$2,336,546

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	416,609	379,531	336,987
Provision for write-down of assets	208,137	—	299,479
Minority interest	22,140	21,985	21,769
Equity in earnings of unconsolidated joint ventures, net of distributions	44,283	(126,559)	87,070
Gain on sale of assets	—	(279,813)	(28,301)
Decrease in receivables	30,844	25,546	18,894
Decrease (increase) in due from related parties	6,637	46,004	(22,631)
Amortization of investment in direct financing leases	207,391	187,666	181,500
Decrease (increase) in accrued rental income	42,818	8,786	4,471
Decrease (increase) in other assets	(3,682)	(17,183)	9,009
Increase (decrease) in accounts payable and accrued expenses and escrowed real estate taxes payable	13,116	(9,425)	(30,540)
Increase (decrease) in due to related parties	(1,698)	(6,079)	16,081
Increase (decrease) in rents paid in advance and security deposits	72,899	35,077	(27,463)

Total adjustments	1,059,494	265,536	866,325

Net Cash Provided by Operating Activities	3,492,120	3,362,688	3,202,871
Cash Flows from Investing Activities:
Proceeds from sale of real estate properties	—	1,184,559	877,000
Additions to real estate properties with operating leases	—	(2,894,329)	—
Return of capital from joint venture	—	265,926	—
Liquidating distribution from joint venture	—	1,076,041	236,665
Investment in joint venture	—	(1,241,259)	(865,942)
Collections on mortgage notes receivable	—	917,857	494,206
Net (increase) decrease in certificates of deposit	(3,469)	(8,091)	84,661

Net cash provided by (used in) investing activities	(3,469)	(699,296)	826,590

Cash flows from Financing Activities:
Distributions to limited partners	(3,325,004)	(3,150,004)	(3,150,004)
Distributions to holder of minority interest	(27,453)	(27,047)	(26,150)

Net cash used in financing activities	(3,352,457)	(3,177,051)	(3,176,154)

Net Increase (Decrease) in Cash and Cash Equivalents	136,194	(513,659)	853,307
Cash and Cash Equivalents at Beginning of Year	1,573,585	2,087,244	1,233,937

Cash and Cash Equivalents at End of Year	$1,709,779	$1,573,585	$2,087,244

See accompanying notes to financial statements.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS - CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Financing Activities:
Distributions declared and unpaid at December 31	$787,501	$962,501	$787,501

See accompanying notes to financial statements.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund VIII, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50 percent shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records the real estate property acquisitions at cost. The properties are leased to third parties generally on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001, tenants paid, or are expected to pay directly to real estate taxing authorities approximately $463,000, $477,000, and $433,000, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The Partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method – Real estate property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s investment in the leases. For property leases classified as direct financing leases, the building portions of the majority of property leases are accounted for as direct financing leases while the land portions of these leases are accounted for as operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Substantially all leases are for 9 to 25 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to four successive five-year periods subject to the same terms and conditions of the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review the properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The General Partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to their estimated fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is recorded to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership accounts for its 87.68% interest in Woodway Joint Venture and its 85.54% interest in Asheville Joint Venture using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of the equity in joint venture. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in CNL Restaurant Investments II; Bossier City Joint Venture; and CNL VIII, X, XII Kokomo Joint Venture; and a property in Walker, Louisiana; a property in Denver, Colorado; a property in Kenosha, Wisconsin; and a property in Buffalo Grove, Illinois for which each property is held with affiliates of the General Partners as tenants-in-common, are accounted for using the equity method.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property. Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Rents Paid in Advance – Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates – The General Partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior year’s financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on partner’s capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 (“FAS 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its estimated fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of a previously unconsolidated joint venture, which was accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entity being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$10,427,604	$10,427,604
Buildings	11,378,667	11,378,667

	21,806,271	21,806,271
Less accumulated depreciation	(3,253,977)	(2,837,368)

	$18,552,294	$18,968,903

In January 2002, the Partnership reinvested a portion of the net sales proceeds it received from the sale of the Property in Statesville, North Carolina, and the prepaid principal received in 2001 relating to a promissory note, in a Property located in Ontario, Oregon, at an approximate cost of $654,400.

In June 2002, the Partnership reinvested the majority of the net sales proceeds it received from the sale of the Property in Baseball City, Florida, in a Property located in Denton, Texas, at an approximate cost of approximately $1,147,600. The property was acquired from CNL Funding 2001-A, LP, an affiliate of the general partners.

In September 2002, the Partnership reinvested the prepaid principal received in May 2002 relating to a promissory note, in a Property located in Eden Prairie, Minnesota, at an approximate cost of $1,093,900. The property was acquired from CNL Net Lease Investors, L.P., an affiliate of the general partners.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases – Continued

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2003:

2004	$2,417,878
2005	2,291,641
2006	1,825,077
2007	1,783,105
2008	1,785,535
Thereafter	8,100,193

$18,203,429

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$5,443,051	$6,215,952
Estimated residual values	1,700,249	1,700,249
Less unearned income	(2,791,460)	(3,356,970)

Net investment in direct financing leases	$4,351,840	$4,559,231

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$772,901
2005	772,901
2006	799,228
2007	812,347
2008	812,347
Thereafter	1,473,327

$5,443,051

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures

The Partnership has a 36.8%, a 34%, and a 10% interest in the profits and losses CNL Restaurant Investments II, Bossier City Joint Venture, and CNL VIII, X, XII Kokomo Joint Venture, respectively. The remaining interests in these joint ventures are held by affiliates of the Partnership which have the same general partners. Bossier City Joint Venture and CNL VIII, X, XII Kokomo Joint Venture each owns one property, and CNL Restaurant Investments II owns five properties. In addition, the Partnership owns properties in Walker, Louisiana; Denver, Colorado; Kenosha, Wisconsin; and Buffalo Grove, Illinois as tenants-in-common with affiliates of the General Partners. As of December 31, 2003, the Partnership owned a 17%, 19.3%, 10%, and 66% interest, respectively, in these properties, as four separate tenancy-in common arrangements.

In June 2002, CNL Restaurant Investments II, in which the Partnership owns a 36.8% interest, sold its property in Columbus, Ohio to the tenant and received net sales proceeds of approximately $1,215,700 resulting in a gain of approximately $448,300. In addition in June 2002, this joint venture sold its property in Pontiac, Michigan to the tenant and received net sales proceeds of approximately $722,600 resulting in a loss of $189,800. The joint venture used the proceeds from the sale of the property in Columbus, Ohio to acquire a property in Dallas, Texas at an approximate cost of $1,147,400. The joint venture acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners.

The Partnership received approximately $265,900 representing a return of capital for its pro-rata share of the uninvested net sales proceeds relating to the Property in Pontiac, Michigan. In August 2002, the Partnership reinvested $188,300 of the return of capital in a Property in Kenosha, Wisconsin as tenants-in-common with CNL Income Fund XVII, Ltd. (“CNL XVII”), a Florida limited partnership and an affiliate of the general partners. The Partnership and CNL XVII entered into an agreement whereby each co-tenant will share in the profits and losses of each property in proportion to its applicable percentage interest.

In September 2002, the Partnership, with CNL Income Fund IX, Ltd., an affiliate of the general partner, sold its property in Libertyville, Illinois, to a third party and received net sales proceeds of approximately $1,630,400 resulting in a gain of approximately $199,300. The Partnership and CNL IX, as a new tenancy in common arrangement, used the liquidating distribution from the sale of the property to acquire a property in Buffalo Grove, Illinois at an approximate cost of $1,588,800. The property was acquired from CNL Net Lease Investors, L.P., an affiliate of the general partners.

In October 2003, CNL Restaurant Investments II, in which the Partnership owns a 36.80% interest, entered into negotiations with a third party to sell the property in San Antonio, Texas. In 2004, the contract was terminated. The financial results for the property in San Antonio, Texas, are included as income from continuing operations in the condensed financial information for unconsolidated joint ventures.

The financial results relating to the properties in Columbus, Ohio, Pontiac, Michigan, and Libertyville, Illinois are reflected as discontinued operations below.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

The following presents the combined, condensed financial information for the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates at:

	December 31,
	2003	2002
Real estate properties with operating leases, net	$12,005,054	$12,291,074
Net investment in direct financing leases	967,656	985,387
Real estate held for sale	724,380	739,968
Cash	66,530	23,935
Accrued rental income	252,850	149,229
Liabilities	53,747	16,455
Partners’ capital	13,962,723	14,173,138

	Years ended December 31,
	2003	2002	2001
Rental revenues	$1,653,575	$1,365,945	$920,049
Expenses	(308,988)	(281,900)	(206,375)

Income from continuing operations	1,344,587	1,084,045	713,674

Discontinued operations
Revenues	—	207,792	379,981
Expenses	—	(34,042)	(82,581)
Gain on disposal of assets	—	457,786	—

	—	631,536	297,400

Net income	$1,344,587	$1,715,581	$1,011,074

The Partnership recognized income totaling $385,678, $595,835, and $338,623, for the years ended December 31, 2003, 2001 and 2001, respectively, from these joint ventures.

5.	Mortgage Note Receivable

In connection with the 1996 sale of its property in Orlando, Florida, the Partnership accepted a promissory note in the principal sum of $1,388,568, representing the gross sales price of the property. The promissory note bore interest at a rate of 10.75% per annum, was collateralized by a mortgage on the property and was being collected in 12 monthly installments of interest only, in 17 monthly installments of $15,413 consisting of principal and interest, and thereafter in 151 monthly installments of $12,633 consisting of principal and interest. In 1999, the borrower repaid a portion of the principal in the amount of $272,500. In 2002, the borrower repaid approximately $917,900 which represented the remaining outstanding principal balance.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Discontinued Operations

In May 2002, the Partnership sold its property in Baseball City, Florida to the tenant and received net sales proceeds of approximately $1,184,600, resulting in a gain on disposal of discontinued operations of approximately $279,800.

During 2004, the Partnership identified for sale and sold its properties in Tiffin, Ohio and Brandon, Florida. During 2003, the Partnership recorded a provision for write-down of assets of approximately $208,000 relating to the property in Brandon, Florida. The provision represented the difference between the net carrying value of the property and its estimated fair value. The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements.

The operating results of discontinued operations for these properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$199,398	$254,311	$306,127
Expenses	(30,640)	(28,445)	(13,795)
Provision for write-down of assets	(208,137)	—	—

Income from discontinued operations	$(39,379)	$225,866	$292,332

7.	Allocations and Distributions

From inception through December 31, 1999, generally, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the General Partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the General Partners; however, the one percent of net cash flow to be distributed to the General Partners was subordinated to receipt by the limited partners of an aggregate, ten percent, cumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their 10% Preferred Return, plus the return of their adjusted capital contributions. The General Partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the General Partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; thereafter, 95% to the limited partners and five percent to the General Partners.

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Allocations and Distributions – Continued

Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital account balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the General Partners.

Effective January 1, 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the General Partners in succeeding years. Accordingly, the General Partners were not allocated any net income and did not receive any distributions for the years ended December 31, 2003, 2002 and 2001.

During the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $3,150,004, $3,325,004, and $3,150,004, respectively. During the quarter ended December 31, 2002, the Partnership declared a special distribution to the Limited Partners of $175,000, which represented cumulative excess operating reserves. This special distribution was effectively a return of a portion of the limited partners’ investment, although in accordance with the partnership agreement, $175,000 was applied toward the limited partners’ 10% Preferred Return. No distributions have been made to the general partners to date.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$2,432,626	$3,097,152	$2,336,546
Effect of timing differences relating to depreciation	(2,017)	(22,977)	(56,679)
Provision for write-down of assets	208,137	—	299,479
Direct financing leases recorded as operating leases for tax reporting purposes	207,391	299,623	181,500
Effect of timing differences relating to allowance for doubtful accounts	5,949	7,970	211,991
Accrued rental income	42,819	8,787	(206,864)
Rents paid in advance	72,899	24,899	(32,217)
Effect of timing differences relating to gains on real estate property sales	—	(256,869)	60,643
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	(8,588)	(168,487)	10,139
Effect of timing differences relating to minority interest income of consolidated joint venture	(2,954)	(104,672)	(1,370)
Other	(370)	—	—

Net income for federal income tax purposes	$2,955,892	$2,885,426	$2,803,168

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc (“the Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services relating to management of the Partnership and its properties pursuant to a management agreement with the Partnership. In connection therewith, the Partnership has agreed to pay the Advisor an annual, noncumulative, subordinated management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures, but not in excess of competitive fees for comparable services. These fees will be incurred and will be payable only after the limited partners receive their 10% Preferred Return. Due to the fact that these fees are noncumulative, if the limited partners have not received their 10% Preferred Return in any particular year, no management fees will be due or payable for such year. As a result of such threshold, no management fees were incurred during the years ended December 31, 2003, 2002 and 2001.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to receipt by the limited partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees were incurred for the years ended December 31, 2003, 2002 and 2001.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s advisor and its affiliates provided accounting and administrative services. The Partnership incurred $143,519, $184,100, and $201,158, for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

In April 2001, the Partnership, CNL Income Fund X, Ltd., and CNL Income Fund XII, Ltd., through a joint venture agreement, acquired an interest in a Golden Corral property from CNL BB Corp., an affiliate of the general partners, at an approximate cost of $2,112,000. CNL Income Fund X, Ltd. and CNL Income Fund XII, Ltd., are Florida limited partnerships and affiliates of the general partners. CNL BB Corp. had purchased and temporarily held title to this property in order to facilitate the acquisition of the property by the Partnership. The purchase price paid by the Partnership represents the costs incurred by CNL BB Corp. to acquire and carry the property.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Related Party Transactions – Continued

In June 2002, the Partnership acquired a property in Denton, Texas, from CNL Funding 2001-A, LP, for approximately $1,147,600. In addition, in June 2002, CNL Restaurant Investments II also acquired a property in Dallas, Texas, from CNL Funding 2001-A, LP, for approximately $1,147,400. CNL Funding 2001-A, LP, an affiliate of the general partners, had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the Partnership and the joint venture. The purchase price paid by the Partnership and the joint venture represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the properties.

In September 2002, the Partnership acquired a property, in Eden Prairie, Minnesota, from CNL Net Lease Investors, L.P. (“NLI”), at an approximate cost of $1,093,900. In addition, the Partnership and CNL IX, as tenants-in-common, acquired from NLI a property in Buffalo Grove, Illinois at an approximate cost of $1,588,800. During 2002, and prior to the Partnership’s acquisition of these properties, CNL Financial LP Holding, LP (“CFN”) and CNL Net Lease Investors GP Corp. (“GP Corp”) purchased the limited partner’s interest and general partner’s interest, respectively, of NLI. Prior to this transaction, an affiliate of the Partnership’s general partners owned a 0.1% interest in NLI and served as a general partner of NLI. The original general partners of NLI waived their rights to benefit from this transaction. The acquisition price paid by CFN for the limited partner’s interest was based on the portfolio acquisition price. The Partnership acquired the properties at CFN’s cost and did not pay any additional compensation to CFN for the acquisition of the properties. Each CNL entity is an affiliate of the Partnership’s general partners.

The due to related parties consisted of the following at December 31:

	2003	2002
Due to Advisor and its Affiliates:
Accounting and administrative services	$12,655	$14,353
Deferred, subordinated real estate disposition fee	55,050	55,050

	$67,705	$69,403

10.	Concentration of Credit Risk

The following schedule presents total rental revenues and mortgage interest income from individual lessees, each representing more than ten percent of rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of rental revenues from the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the General Partners) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Corporation	$705,715	$710,351	$703,279
Carrols Corporation and Texas Taco Cabana, LP	590,517	523,924	423,258

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Concentration of Credit Risk – Continued

In addition, the following schedule presents total rental revenues and mortgage interest income from individual restaurant chains, each representing more than ten percent of rental revenues and mortgage interest income (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of rental revenues from the unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the General Partners), for each of the years ended December 31:

	2003	2002	2001
Golden Corral Buffet and Grill	$705,715	$710,351	$696,976
Burger King	699,753	804,430	889,739

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any one of these lessees or restaurant chains could significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

11.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$688,413	$695,526	$697,827	$744,377	$2,826,143
Equity in earnings of unconsolidated joint ventures	96,474	95,053	95,961	98,190	385,678
Income from continuing operations	549,932	613,905	627,944	680,224	2,472,005
Discontinued Operations (1):
Revenues	49,757	50,339	50,140	49,162	199,398
Income from discontinued Operations	35,341	47,252	46,743	(168,715)	(39,379)
Net Income	585,273	661,157	674,687	511,509	2,432,626
Income per limited partner unit:
Continuing operations	$0.016	$0.018	$0.018	$0.019	$0.071
Discontinued operations	0.001	0.001	0.001	(0.004)	(0.001)

Total	$0.017	$0.019	$0.019	$0.015	$0.070

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

11.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$654,876	$618,671	$721,972	$759,198	$2,754,717
Equity in earnings of unconsolidated joint ventures	88,560	185,257	225,581	96,439	595,837
Income from continuing operations	534,889	626,567	742,847	687,170	2,591,473
Discontinued Operations (1):
Revenues	88,850	63,978	50,827	50,656	254,311
Income from and gain on disposal of discontinued operations	85,718	340,706	39,697	39,558	505,679
Net Income	620,607	967,273	782,544	726,728	3,097,152
Income per limited partner unit:
Continuing operations	$0.015	$0.018	$0.021	$0.020	$0.074
Discontinued operations	0.003	0.010	0.001	—	0.014

Total	$0.018	$0.028	$0.022	$0.020	$0.088

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

		Initial Cost		Costs Capitalized Subsequent To Acquisition		Net Cost Basis at Which Carried at Close of Period (c)					Date of Con- struction		Life on Which Depreciation in Latest Income Statement is Computed
	Encum- brances	Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land	Buildings and Improvements		Total	Accumulated Depreciation		Date Acquired
Properties the Partnership has Invested in Under Operating Leases:
Bennigan’s Restaurant:
Deerfield, Illinois	—	$1,296,452	—	$1,156,526	—	$1,296,452	$1,156,526		$2,452,978	$131,721	2000	07/00	(b	)
Boston Market Restaurant:
Eden Prairie, Minnesota (j)	—	293,917	799,934	—	—	293,917	799,934		1,093,851	45,391	1996	09/02	(b	)
Burger King Restaurants:
New City, New York	—	372,977	—	557,832	—	372,977	557,832		930,809	133,520	1977	03/91	(h	)
Mansfield, Ohio	—	377,395	—	496,524	—	377,395	496,524		873,919	118,842	1989	03/91	(h	)
Syracuse, New York	—	363,431	—	485,920	—	363,431	485,920		849,351	116,304	1987	03/91	(h	)
New Philadelphia, Ohio	—	310,920	—	523,967	—	310,920	523,967		834,887	125,410	1989	03/91	(h	)
Asheville, North Carolina	—	438,695	450,431	—	—	438,695	450,431		889,126	192,017	1986	03/91	(b	)
Brandon, Florida	—	478,467	—	—	—	478,467	(f	)	478,467	—	1991	10/90	(d	)
Denny’s Restaurant:
Ontario, Oregon	—	215,796	432,093	—	—	215,796	432,093		647,889	28,803	1978	01/02	(b	)
Tiffin, Ohio	—	143,592	335,971	—	—	143,592	335,971		479,563	123,433	1990	03/91	(g	)
Golden Corral Family
Steakhouse Restaurants:
College Station, Texas	—	517,623	—	877,505	—	517,623	877,505		1,395,128	389,073	1990	09/90	(b	)
Houston, Texas	—	663,999	—	1,129,910	—	663,999	1,129,910		1,793,909	490,045	1990	10/90	(b	)
Beaumont, Texas	—	552,646	—	893,054	—	552,646	893,054		1,445,700	404,203	1990	11/90	(b	)
Grand Prairie, Texas	—	681,824	—	914,235	—	681,824	914,235		1,596,059	404,606	1990	11/90	(b	)
Hardee’s Restaurant:
Jefferson, Ohio	—	150,587	—	—	—	150,587	(f	)	150,587	—	1990	11/90	(d	)
Jack in the Box Restaurants:
Waco, Texas	—	412,942	—	—	—	412,942	(f	)	412,942	—	1991	11/90	(d	)
Mesa, Arizona	—	609,921	—	—	—	609,921	(f	)	609,921	—	1991	02/92	(d	)
KFC Restaurant:
Norton Shores, Michigan	—	177,897	—	—	—	177,897	(f	)	177,897	—	1990	03/91	(d	)
O’Sullivan’s Irish American Restaurant:
North Fort Myers, Florida	—	398,423	425,676	—	—	398,423	425,676		824,099	45,765	1991	09/95	(i	)
Perkins Restaurant:
Memphis, Tennessee	—	431,065	—	—	—	431,065	(f	)	431,065	—	1990	11/90	(d	)

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

		Initial Cost		Costs Capitalized Subsequent To Acquisition		Net Cost Basis at Which Carried at Close of Period (c)								Date of Con- struction		Life on Which Depreciation in Latest Income Statement is Computed
	Encum- brances	Land	Buildings and Improvements	Improve- ments	Carrying Costs	Land		Buildings and Improvements		Total		Accumulated Depreciation			Date Acquired
Pizza Hut Restaurant:
Hialeah, Florida	—	284,269	193,004	—	—	284,269		193,004		477,273		20,907		2000	10/00	(b	)
Shoney’s Restaurants:
Memphis, Tennessee	—	368,290	601,660	—	—	368,290		601,660		969,950		248,463		1991	08/91	(b	)
Taco Cabana
Denton, Texas (k)	—	520,875	626,680	—	—	520,875		626,680		1,147,555		33,077		1992	06/02	(b	)
Wendy’s Old Fashioned Hamburger Restaurant: Midlothian, Virginia	—	365,601	—	477,745	—	365,601		477,745		843,346		202,397		1991	03/91	(b	)

		$10,427,604	$3,865,449	$7,513,218	—	$10,427,604		$11,378,667		$21,806,271		$3,253,977

Properties the Partnership has Invested in Under Direct Financing Leases:
Burger King Restaurants:
Brandon, Florida	—	—	—	483,107	—	—		(f	)	(f	)	(d	)	1991	10/90	(d	)
Hardee’s Restaurants:
Brunswick, Ohio	—	116,199	457,907	—	—	(f	)	(f	)	(f	)	(e	)	1990	11/90	(e	)
Grafton, Ohio	—	66,092	411,798	—	—	(f	)	(f	)	(f	)	(e	)	1990	11/90	(e	)
Jefferson, Ohio	—	—	443,444	—	—	—		(f	)	(f	)	(d	)	1990	11/90	(d	)
Lexington, Ohio	—	124,707	433,264	—	—	(f	)	(f	)	(f	)	(e	)	1990	11/90	(e	)
Jack in the Box Restaurants:
Waco, Texas	—	—	—	406,745	—	—		(f	)	(f	)	(d	)	1991	11/90	(d	)
Mesa, Arizona	—	—	561,477	—	—	—		(f	)	(f	)	(d	)	1991	02/92	(d	)
KFC Restaurants:
Grand Rapids, Michigan	—	169,175	620,623	—	—	(f	)	(f	)	(f	)	(e	)	1990	02/91	(e	)
Norton Shores, Michigan	—	—	509,228	—	—	—		(f	)	(f	)	(d	)	1990	03/91	(d	)
Perkins Restaurant:
Memphis, Tennessee	—	—	—	594,154	—	—		(f	)	(f	)	(d	)	1990	11/90	(d	)

		$476,173	$3,437,741	$1,484,006	$—	$—

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001, have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$18,743,491	$2,120,850
Reclassified to operating lease(i)	425,676	—
Dispositions	(257,225)	—
Depreciation expense	—	336,988

Balance, December 31, 2001	18,911,942	2,457,838
Acquisitions	2,894,329	—
Depreciation expense	—	379,530

Balance, December 31, 2002	21,806,271	2,837,368
Depreciation expense	—	416,609

Balance, December 31, 2003	$21,806,271	$3,253,977

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(c)	As of December 31, 2003, the aggregate cost of the wholly owned Properties and the Properties owned by the consolidated joint ventures was $16,884,979 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	The portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in the net investment in direct financing lease; therefore, depreciation is not applicable.

(e)	The lease for land and building has been recorded as a direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(f)	Certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(g)	Effective January 1, 1994, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value as of January 1, 1994, and depreciated over its remaining estimated life of approximately 27 years.

CNL INCOME FUND VIII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED

DEPRECIATION - CONTINUED

December 31, 2003

(h)	Effective August 1, 1998, the lease for this Property was amended, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value as of August 1, 1998, and depreciated over its remaining estimated life of approximately 23 years.

(i)	Effective July 16, 2001, the lease for this Property was terminated, resulting in the reclassification of the building portion of the lease as an operating lease. The building was recorded at net book value as of July 16, 2001, and depreciated over its remaining estimated life of approximately 24 years.

(j)	During the year ended December 31, 2002, the Partnership and affiliates, purchased land and building from CNL Net Lease Investors, LP, an affiliate of the General Partners, for an aggregate cost of approximately $1,093,900.

(k)	During the year ended December 31, 2002, the Partnership and affiliates, purchased land and building from CNL Funding 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $1,147,600.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND VIII, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer